UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 21, 2019

Care.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36269	20-5785879
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
77 Fourth Avenue, 5th Floor Waltham, MA 02451 (Address of principal executive offices) (Zip Code)
(781) 642-5900 (Registrant’s telephone number, include area code)
N/A (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☒ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement
As previously disclosed in the Form 8-K filed with the Securities and Exchange Commission by Care.com, Inc. (the “Company”) on March 17, 2016, on March 11, 2016, in connection with the election of Chet Kapoor to the Board of Directors (the “Board”) of the Company, the Company entered into an agreement (the “Agreement”) with Tenzing Global Management LLC, Tenzing Global Investors LLC, Tenzing Global Investors Fund I LP and Mr. Kapoor (collectively, “Tenzing Global”).
Pursuant to the Agreement, Tenzing Global agreed that until the date which is 45 days prior to the deadline of the submission of stockholder nominations for the 2017 Annual Meeting (the “Standstill Period”), Tenzing Global would not, among other things, (i) nominate any person for election as a director in furtherance of a contested solicitation, or otherwise bring any business or proposals before a stockholders’ meeting; (ii) acquire in excess of 15% of the Company’s then outstanding shares of common stock (the “Common Stock”) or (iii) seek, propose, or make any proposal relating to a merger, acquisition or other type of business combination for the Company (the “Standstill Provision”). Tenzing Global further agreed that, until the expiration of the Standstill Period, Tenzing Global would vote all of the shares of Common Stock it beneficially owns (i) for the election of each of the Company’s director nominees and (ii) otherwise in accordance with the Board’s recommendation on any proposal not related to any business combination transaction involving the Company, its subsidiaries or its business (the “Voting Provision”).
On February 26, 2019, in connection with the Board’s anticipated nomination of Mr. Kapoor to stand for election as a Class III director at the Company’s 2019 annual meeting of stockholders (the “2019 Annual Meeting”), Mr. Kapoor, on behalf of himself and Tenzing Global, by email to the Board’s lead independent director (the “Email Agreement”), agreed to abide by the Standstill Provision and the Voting Provision until the earlier of February 26, 2020 and the date that is 10 days prior to the deadline for stockholders to nominate directors for election at the Company’s 2020 annual meeting of stockholders. In addition, Mr. Kapoor agreed that if at any time following such period he no longer intends to comply with the Standstill Provision or the Voting Provision, he will promptly offer to resign from the Board.
The foregoing description of the terms and conditions of the Email Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Email Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 21, 2019, Diane Musi tendered her resignation as the General Counsel and Corporate Secretary of the Company, such resignation to be effective on May 1, 2019. Ms. Musi’s successor has been determined, and Ms. Musi will assist in the transition of the General Counsel and Corporate Secretary roles until her departure from the Company.
On February 27, 2019, Laela Sturdy, a current member of the Board, advised the Company that she will not stand for re-election as a Class III director at the 2019 Annual Meeting and CapitalG (defined below) provided notice to the Company that it was waiving its rights pursuant to Section 4.4 of the Investment Agreement (defined below) to nominate and elect a director to the Board in connection with the 2019 Annual Meeting. Ms. Sturdy will maintain her committee memberships through the 2019 Annual Meeting. Her decision was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Ms. Sturdy has served on the Board in connection with the Investment Agreement (the “Investment Agreement”), dated June 29, 2016, between CapitalG LP (formerly Google Capital 2016, L.P.) (“CapitalG”) and the Company, which was previously disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission on June 29, 2016.

Item 9.01. Financial Statements and Exhibits
(d)

Exhibit Number	Exhibit Title or Description
10.1	February 26, 2019 Email from Chet Kapoor to the Company’s Lead Independent Director

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2019	By:	/s/ Diane Musi
Diane Musi General Counsel

Exhibit Index

Exhibit Number	Exhibit Title or Description
10.1	February 26, 2019 Email from Chet Kapoor to the Company’s Lead Independent Director